UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Filed by the Registrant [x] Filed by a Party other than Registrant [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-12

                        The Deltona Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required

[x] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  Common Stock, $1.00 Par Value

         2)       Aggregate number of securities to which transaction applies:

                  4,044,277

3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  $200,000.00

         4)       Proposed maximum aggregate value of transaction:

                  $1,617,711

         5)       Total fee paid:

                  $323.54

* The price per unit is the product of the pre-reverse split price of $0.40 per share to be paid for fractional shares and the reverse split ratio of 500,000 ($0.40 x 500,000 = $200,000.00).

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                             THE DELTONA CORPORATION
                           8014 S.W. 135TH STREET ROAD
                                 OCALA, FL 34470
                                 (352) 307-8100

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 14, 2002

As a shareholder of The Deltona Corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy a Special Meeting of Shareholders of the Company to be held at The Deltona Corporation, Corporate Headquarters, 8014 S.W. 135th Street Road, Ocala, Florida, on February 14, 2002, at 10:00 AM, local time, for the following purposes:

      1. To consider and act upon a Reverse Stock Split of the Company's common stock that would result in
                  (a) the shareholders receiving one share of our common stock for every 500,000 shares of our common stock that they currently own, and
                  (b) an amendment to the Company's Articles of Incorporation to reduce the Company's authorized common stock from 15,000,000 shares to 30 authorized shares, which is in proportion to the Reverse Stock Split. The Reverse Stock Split and related cash Purchase by the Company of fractional shares resulting from the reverse stock split is proposed to take the Company private.

2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on January 7, 2002, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournment thereof. Only shareholders at the close of business on the Record Date are entitled to Notice of and to vote at such meeting. The transfer books will not be closed.

You are cordially invited to attend the meeting. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a shareholder by notifying the Secretary of the Company in writing at any time prior to its use, by executing and delivering a subsequent proxy or by personally appearing at the Special Meeting and casting your vote, each as specified in the enclosed proxy statement.

                                   By order of the Board of Directors

                                   /s/ Sharon J. Hummerhielm
                                   Executive Vice President and
                                   Corporate Secretary

Ocala, Florida

- ---------------


                             YOUR VOTE IS IMPORTANT.
                 PLEASE EXECUTE AND RETURN PROMPTLY THE ENCLOSED
                      PROXY CARD IN THE ENVELOPE PROVIDED.

                             THE DELTONA CORPORATION
                                 PROXY STATEMENT
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 14, 2002

TO OUR SHAREHOLDERS:

This Proxy Statement is furnished to the shareholders of The Deltona Corporation (the "Company") for use at a Special Meeting of Shareholders on February 14, 2002, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and can be revoked at any time prior to the voting of the proxy (as provided herein). Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted as follows:

1. FOR the approval of a reverse stock split (the "Reverse Stock Split") of the Company's common stock whereby each outstanding share of common stock of the Company, $1.00 par value (the "Existing Common Stock"), will be reclassified Into 0.000002 of a share of new common stock of the Company, $500,000 par value (the "New Common Stock"). As a result of the Reverse Stock Split, the Company's Articles of Incorporation will be amended to reduce the number of the Company's authorized shares of common stock from 15,000,000 shares to 30 authorized shares, which is in proportion to the Reverse Stock Split. The Reverse Stock Split and purchase of fractional shares resulting is proposed to take the Company private.

2. The proxies will be voted in accordance with the recommendation of management as to any other matters which may properly come before the Special Meeting.

The record of shareholders entitled to vote at the Special Meeting was taken at the close of business on January 7, 2002 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is January 14, 2002. The principal executive offices of the Company are located at 8014 S.W. 135th Street Road, Ocala, Florida.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                               SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the Reverse Stock Split, as well as the consequent amendments to our Articles of Incorporation, you should carefully read this entire document, its attachments and the other documents to which we refer.

WHY IS THE COMPANY PROPOSING A REVERSE STOCK SPLIT?

The 500,000 for one Reverse Stock Split and purchase of fractional shares Resulting has been unanimously approved by our Board of Directors and is proposed to take us private by reducing the number of shareholders of record to less than 300, thereby: (i) relieving us of the costs of filing public documents and (ii) allowing us more flexibility to explore strategic alternatives. As a private company, we will no longer be able to sell shares of common stock which are freely tradable.

The reasons for the Reverse Stock Split are discussed below under the caption "PROPOSAL ONE - Purpose and Reasons for the Reverse Stock Split."

WHAT WILL I RECEIVE IF THE REVERSE STOCK SPLIT IS APPROVED?

If the Reverse Stock Split is approved by the shareholders and implemented:

          o    Each share of existing common stock will be exchanged for
               0.000002 of a share of new common stock.

               The procedure for this exchange is described below under the caption "PROPOSAL ONE--Exchange of Certificates and Payment of Fractional Shares".

          o No new certificates representing fractional shares will be issued. Instead, fractional shares will be purchased from holders at a rate of $200,000.00 per whole share of new common stock. This transaction will not involve commissions or other Transaction fees that would be charged if you sold shares on the open market. We estimate that up to an aggregate of approximately $1,617,711 will be paid to approximately 1,763 of our shareholders for their resulting fractional shares.

               The payment of cash in lieu of fractional shares is described below under the caption "PROPOSAL ONE--Exchange of Certificates and Payment of Fractional Shares".

HOW WILL THE ARTICLES OF INCORPORATION BE AMENDED?

          o Our Articles of Incorporation will be amended to reduce the number of authorized shares of our common stock in the same 500,000 for one ratio, from 15,000,000 shares to 30 authorized shares, which is in proportion to the Reverse Stock Split.

               The reduction in the number of authorized common shares is described below under the caption "PROPOSAL ONE--Reverse Stock Split and Proposed Amendment to the Company's Articles of Incorporation".

WHAT DOES "GOING PRIVATE" MEAN?

             There will then be two record shareholders remaining, less than 300 shareholders of record of our common stock and registration of our common stock under the Securities Exchange Act of 1934, as amended, will be terminated, resulting in the delisting for our common stock from the OTC Bulletin Board.

             Going private is described below under the caption "PROPOSAL ONE--Reverse Stock Split and Proposed Amendment to the Company's Articles of Incorporation".

        o If the Reverse Stock Split is approved, we would not have to provide our shareholders with information that we currently provide, such as annual, quarterly and other reports required to be filed by us with the Securities and Exchange Commission (the "SEC").

        o Our common stock will no longer be listed on the OTC Bulletin Board, and there may be no public market for the new common stock.

             The delisting of our common stock is described below under the caption "PROPOSAL ONE--Reverse Stock Split and Proposed Amendment to the Company's Articles of Incorporation."

DO I HAVE APPRAISAL OR DISSENTER'S RIGHTS?

        o Under Delaware law, the law governing the Reverse Stock Split, you do not have the right to demand the appraised value of your shares (dissenter's rights) if you vote against the proposed transaction. Your rights are described under "PROPOSAL ONE--Appraisal Rights and Dissenter's Rights."

                          FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Further events and actual results could differ materially than those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this Proxy Statement describe factors that could contribute to or cause such differences.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf of, the Company in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See "Available Information."

                               GENERAL INFORMATION

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

The only shareholders entitled to vote at the Special Meeting are the holders of record at the close of business on the Record Date. On the Record Date there were 13,544,277 outstanding shares of Existing Common Stock. Each outstanding share of Existing Common Stock is entitled to one vote on each matter to come before the Special Meeting.

The accompanying proxy card is designed to permit each shareholder of record on the Record Date to vote on the proposals described in this Proxy Statement. The proxy card provides space for a shareholder to: (a) vote for or against any proposal to be considered at the Special Meeting; or (b) abstain from voting on any proposal if the shareholder chooses to do so. The Reverse Stock Split and the Amendment to the Company's Articles of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of Existing Common Stock as of the Record Date.

The holders of a majority of the outstanding shares of Existing Common Stock present, in person or by proxy, and entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. If a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker nonvotes are considered for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker nonvotes will have the effect of a vote against the Reverse Stock Split and the related Amendment to the Company's Articles of Incorporation. Shareholders are urged to sign the accompanying form of proxy and return it promptly.

When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by proxies designated on the proxy card in accordance with the shareholder's instructions. The designated proxy for the shareholders is Sharon Hummerhielm. A shareholder desiring to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the shareholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Special Meeting. Proxy cards so marked should not be mailed to the Company.

If a signed proxy card is returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in favor of all the proposals described in this Proxy Statement and, at the discretion of the designated proxies, on any other matter that may properly come before the Special Meeting or any adjournment. The Company does not know of any business that will be presented for consideration at the Special Meeting other than the Reverse Stock Split and related Amendment.
However, if any other business should come before the Special Meeting, it is the intention of the designated proxies to vote on any such business in accordance with the recommendation of management.

Any shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company in writing at the Company's principal executive office, (ii) executing and delivering a subsequent proxy or (iii) personally appearing at the Special Meeting and casting a contrary vote. However, no revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Special Meeting.

            PROPOSAL -- REVERSE STOCK SPLIT AND RELATED AMENDMENT
                   TO THE COMPANY'S ARTICLES OF INCORPORATION

PURPOSE AND REASONS FOR THE REVERSE STOCK SPLIT

The reason for the Reverse Stock Split is to relieve the Company of the costs and detriments of remaining a public company. The Board of Directors believes that because of the Company's continuing losses, the Existing Common Stock has remained very thinly traded and has provided little liquidity for the Company's shareholders, particularly those shareholders with larger equity positions in the Company. In addition, because of the low trading volume and illiquidity of the Existing Common Stock, the Company has not been able to utilize the shares as a source of financing for its capital needs. For these reasons the Company has not been able to realize the principal benefits of public ownership and the Company's management expects no change in the situation regarding the Existing Common Stock for the foreseeable future.

The Board of Directors also believes that there are considerable costs and detriments to the Company in remaining a public reporting company. As part of its registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct costs savings from termination of registration of common shares include lower printing and mailing costs; less complicated disclosure due to the company's private status; reduction in direct expenses such as word processing, EDGARizing, telephone and telefax charges associated with Securities and Exchange Commission filings; and elimination of the charges of brokers and transfer agents in forwarding materials to beneficial owners. The Company also believes that there will be a reduction in audit fees.

The Company also incurs substantial indirect costs as a result of executive time expended to prepare and review such Exchange Act filings. Ceasing registration of the common stock will reduce or eliminate these costs.

Based on its experience in prior years, the Company's direct costs, which include a portion of the fees and expenses of independent auditors, printing, mailing and SEC filing fees are estimated at approximately $95,000 annually. This amount, however, is just an estimate, and the actual savings to be realized may be higher or lower than such estimate. It is expected that any savings will not be realized until the fiscal year ending December 31, 2003. However, the Company cannot guarantee that the benefits of going private will be accomplished as rapidly as currently expected, or at all.

If the Reverse Stock Split is approved and implemented, the Company believes that the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The decision by the Company to terminate Exchange Act registration upon implementation of the Reverse Stock Split does not require shareholder approval and will not be voted on at the Special Meeting. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end once the Company's securities are no longer registered under the Exchange Act, and the Company's common stock will no longer be listed on the OTC Bulletin Board, where it currently is traded.

The Company's Existing Common Stock was traded on the New York and Pacific Stock Exchanges under the symbol DLT until April 6, 1994, when the Company's stock was formally suspended from trading. The stock was subsequently delisted from both exchanges. Since August 31, 1994, the Company's existing common stock was traded on a limited basis in the over-the-counter markets.

The 1994 delisting of the Existing Common Stock resulted in progressively less trading activity in the Company's Existing Common Stock, less liquidity for its shareholders and diminished opportunities for future equity financing of the Company's capital requirements. While a relisting of the Existing Common Stock on the NASDAQ SmallCap Market System or the NASDAQ National Market System would be desirable, such a relisting with either market system would require the Company's compliance with much more stringent market price and market value criteria that the Company currently does not meet.

The Company's management does not expect the Existing Common Stock to meet the relisting criteria of either market system in the foreseeable future.

With delisting from the OTC Bulletin Board, the Company will become a private company and there will likely be no public market for the Company's securities.

In consideration of the aforementioned reasons, the Company's Board of Directors on December 13, 2002, approved, subject to approval by the Company's shareholders,a proposal to effect the Reverse Stock Split and the Amendment.

BACKGROUND

The Company had 13,544,277 shares of common stock issued on the Record Date. If the Reverse Stock Split is approved and implemented, each share of Existing Common Stock will automatically be reclassified into 0.000002 of a fully paid And non-assessable share of New Common Stock without any further action on the Part of the shareholders. Assuming no change in the number of outstanding shares From the Record Date if the Reverse Stock Split is approved, the currently outstanding shares of Existing Common Stock will be converted into approximately 112 shares of New Common Stock. The Company estimates that approximately two shareholders will hold fractional shares after the Reverse Stock Split, which fractional shares will be purchased at a total cost of approximately $1,380,820.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Company's Common Stock was traded on the New York and Pacific Stock Exchanges under the ticker symbol DLT. On April 6, 1994, both the New York and Pacific Stock Exchanges suspended the Company's Common Stock from trading and instituted procedures to delist the Company's Common Stock. On June 16, 1994, the Company's Common Stock was formally removed from listing and registration on the New York Stock Exchange. As of August 31, 1994, the Company's Common Stock was traded on a limited basis in the over-the-counter markets (on the bulletin board) under the symbol DLTA. The weighted average price at which the stock was traded for the last completed eight calendar quarters is as follows:

                March 31, 2000             $ .250
                June 30, 2000              $ .232
                September 30, 2000         $ .402

                December 31, 2000          $ .331
                March 31, 2001             $ .432
                June 30, 2001              $ .463
                September 30, 2001         $ .403


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


     The Company has never paid cash dividends on its Common Stock. The Company's loan agreements contain certain restrictions which currently prohibit the Company from paying dividends on its Common Stock.

A Reverse Stock Split of 500,000 for 1 is estimated to reduce the number of shareholders of record to two, based on December 2001 records.
See "Fairness of the Reverse Stock Split Proposal" below for a discussion of the determination of a fair price for fractional shares.

At the Board of Directors' May 8, 2001 meeting, management expressed its view that the Company and its shareholders are deriving little benefit from the Company's being a public company. The Company is incurring considerable costs to maintain this status.

The Board considered the advantages and disadvantages of being a private company and unanimously directed management to conduct a preliminary cost and feasibility study of going private, including a determination of the rights of dissenting shareholders.

Subsequently Company management met with outside legal counsel to discuss a Reverse Stock Split as well as other options for taking the Company private. After discussion with legal counsel and other advisors of the options available, management determined that a Reverse Stock Split was the most feasible in the Company's current situation. By direction of the Board of Directors, management engaged legal counsel and financial advisor to assist the Company in pursuing the proposed Reverse Stock Split.

At the Board of Directors' December 13, 2001, meeting, management reported that Taking the Company private could be accomplished through the process of going private through a Reverse Stock Split, with cash being paid for fractional shares that result. The Board reconfirmed unanimously its agreement that it would be in the Company's best interest to go private, and directed management to identify the issues involved in a Reverse Stock Split. Management reported that a 500,000:1 Reverse Stock Split to take the number of shareholders of record below 300 had been evaluated, and that in management's opinion the 500,000:1 ratio was preferable.

In consideration of management's evaluation, the Board authorized a 500,000:1 Reverse Stock Split, subject to the approval of the Company's shareholders.

The board reviewed the Board the duties of directors under Delaware law in Evaluating a reverse stock split and discussed the preparation of documents to be filed with the SEC in this regard. Also at this meeting, the board considered the fairness opinion of the Miller Advisory Group wherein a price of $200,000.00 per share to be paid for fractional shares resulting from a 500,000:1 Reverse Stock Split was determined to be fair to those shareholders receiving such payment for fractional shares.

The Board then discussed the fairness of the Reverse Stock Split to the shareholders who will receive New Common Stock. Because of the cost savings associated with no longer being a public company and the perceived greater prospects going forward for expanded strategic alternatives, the Board concluded that a reverse stock split would be fair to such shareholders. The Board considered that during the preceding thirty-six month period, the Company had not received any bona fide offers from any person for (i) the merger or consolidation of the Company into or with any person, (ii) the sale or other transfer of all or any substantial part of the assets of the Company, or (iii) securities of the Company which would enable the holder thereof to exercise control of the Company. The Company during this period did not solicit any third party offers to merge or acquire the Company,nor did it authorize any member of the Board of Directors or unaffiliated party to do so. After the completion of the presentations and discussions, the Board approved a 500,000:1 Reverse Stock Split with $200,000.00 per share being paid for all Fractional Shares resulting, and all corporate actions necessary in connection with these undertakings, was approved unanimously to be placed for a vote before the Company's shareholders at a Special Meeting.

The Company and its Board of Directors is proposing the Reverse Stock Split at this time because:

       o The Company incurred an operating loss for the years 1998, 1999 and 2000; and
       o The cost of remaining a public company continues to grow while no corresponding benefit to the Company and its shareholders is expected in the foreseeable future.

       o     The market for the Company's shares is extremely limited.

Failure to approve the Reverse Stock Split will sustain the Company's costs of being a public company without corresponding benefit.

FAIRNESS OF THE REVERSE STOCK SPLIT PROPOSAL

The Board of Directors believes that the Reverse Stock Split proposal, taken as a whole, is fair to and in the best interests of the Company and its shareholders. In determining the fairness of the Reverse Stock Split, the Board of Directors considered a number of factors prior to approval of the proposed transaction.

The Board of Directors recognized the concerns of shareholders owning limited shares of Existing Common Stock, whose liquidity is reduced because typical transaction costs for public sale of their shares in most cases represents a large percentage of the value of their holdings at current stock pricing trends. The Reverse Stock Split will allow such shareholders to liquidate their holdings at a fair value without these transaction costs by receiving cash for their small Fractional Shares.

Shareholders receiving New Common Stock will benefit from the reduction of direct and indirect costs borne by the Company to maintain its public company status. The Board of Directors also believes that these shareholders can benefit from expanded strategic alternatives available as a private company that could strengthen the Company's financial position.

The Board of Directors of the Company by unanimous vote on December 13, 2001, With no member of the Board of Directors dissenting or abstaining from such approval, adopted a resolution declaring the terms and conditions of the Reserve Stock Split to be advisable, and directing that a proposed amendment to the Articles of Incorporation of the Company to reduce the Company's authorized capital be submitted to shareholders of the Company for consideration. All material factors considered by the Board of Directors are presented herein.

The executive officers of the Company were charged with the responsibility of recommending to the Board of Directors a fair price to be paid for the fractional shares resulting from the Reverse Stock Split. In fulfilling their responsibility, the executive officers considered four factors relating to the fair value of the Company's Existing Common Stock:

          o The historic market value of the Existing Common Stock, which ranged between a high of $0.687 and a low of $0.062 for the 58-month period January 1997 to October 2001;

          o The current market value of the Existing Common Stock, which was $.30 on October 11, 2001;

          o The absence of a meaningful market for the Company's shares as reflected in the fact that only 500 shares traded during the month of October, 2001.

          o The December 31, 2000, book value per share of Existing Common Stock; and

          o    The liquidation value of the Company's assets.

Because the book value per share was negative, the executive officers concluded That book value per share would not be an appropriate valuation measure for the Company as a going concern.

The executive officers determined that the Company had no liquidation value. The executive officers concluded that liquidation value also would not be an appropriate valuation measure for the Company as a going concern.

In reaching its decision to recommend $0.40 as the purchase price for a share of Existing Common Stock, the executive officers gave consideration to the average $0.31 per share market value of the Existing Common Stock for the 58-month period January 1997 to October 2001, based on the monthly high and low prices for the Company's stock during that period, and the market value of $.30 as of October 11, 2001.

In determining whether the price to be paid to the Company's shareholders for fractional shares was fair, the Board of Directors received a fairness report from an independent financial adviser. See "Report of Miller Advisory Group" below. In determining the fairness to shareholders who will receive New Common Stock, the Board of Directors considered the extremely limited market for the Company's stock the cost savings associated with no longer being a public company, the perceived greater prospects going forward with respect to strategic alternatives and the removal of the competitive disadvantage of publicly filing material contracts.

To the Company's knowledge, each executive officer and director of the Company will vote all shares of Existing Common Stock those persons have proxy authority for, for the proposed Reverse Stock Split and related Amendment to the Company's Articles of Incorporation. These shares represent approximately 75.80% of the voting power on the Record Date.

REPORT OF MILLER ADVISORY GROUP

On September 5, 2001, the Board of Directors retained Miller Advisory Group ("Miller") to act as its financial advisor and to render an opinion with respect to fairness, from a financial point of view to the company shareholders of the proposed purchase price for fractional shares ("Opinion"). In requesting Miller's fairness opinion, the Board of Directors did not give any special Instructions to Miller or impose any limitations upon the scope of the investigations that Miller deemed necessary to enable it to deliver its Opinion.

The Board of Directors engaged Miller as its financial advisor because Miller Has expertise in providing financial advisory services and was familiar with the Company having previously provided financial advisory services. Prior to this engagement, Miller had performed financial services for the Company.

On December 12, 2001, Miller delivered to the Board of Directors its written Opinion that the purchase price of $0.40 per share for fractional shares of the Company's Common stock is fair from a financial point of view to the holders of Common stock of the Company.

In rendering its opinion, Miller reviewed, analyzed and relied upon, among other things: (i) drafts of the Proxy Statement, (ii) annual reports for the two years ended December 31, 1999, December 31, 2000, and certain interim financial reports, (iii) historical charts of the Company's stock performance and activity; (iv) other financial information concerning the business and operations of the Company including certain internal financial analyses and forecasts, and such other analyses as Miller deemed appropriate. In addition, Miller had discussions with senior management of the Company concerning its past and current operations, financial condition and prospects.

A copy of the opinion is attached as Exhibit 1 and should be read in its entirety by the Company's shareholders.

EXCHANGE OF CERTIFICATES AND PAYMENT OF FRACTIONAL SHARES

If the shareholders approve the Reverse Stock Split, the Company will file the Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on the date the Certificate of Amendment is Issued by the Secretary of State of the State of Delaware (the "Effective Date").

As soon as practicable after the Effective Date, each holder of an outstanding certificate theretofore representing Existing Common Stock will receive from American Stock Transfer & Trust Company as the exchange agent (the "Exchange Agent") instructions for the surrender of such certificate to the Exchange Agent. The instructions will include a Letter of Transmittal to be completed and Returned to the Exchange Agent with such certificate. As soon as practicable after the surrender to the Exchange Agent of any certificate which represented shares of Existing Common Stock, together with a duly executed Letter of Transmittal and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificates have been issued, (i) certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Existing Common Stock represented by the surrendered certificate shall have been reclassified,and/or (ii) cash for fractional shares. Until surrendered as contemplated by the preceding sentence, each certificate which represented shares of Existing Common Stock shall be deemed at and after the Effective Date to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

For the purpose of determining ownership of Existing Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered in the stock records of the Company, regardless of the beneficial ownership of those shares. No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to the approval of the Reverse Stock Split represented any shares of Existing Common Stock, except that if any certificates for New Common Stock are to be issued in a name other than that in which the certificates for shares of Existing Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No certificates or scrip representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Instead, shareholders holding a number of shares of Existing Common Stock not evenly divisible by one hundred, and shareholders holding less than one hundred shares of Existing Common Stock, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common Stock. The price payable by the Company for fractional shares will be determined by multiplying the fraction of a share of New Common Stock by $200,000.00.

Approval of the Reverse Stock Split will require approval by a majority of the shares of Existing Common Stock that were outstanding on the Record Date. Accordingly, the Reverse Stock Split will be approved if at least 6,766,025 shares of Existing Common Stock are voted in favor of the Reverse Stock Split.

CERTAIN EFFECTS OF REVERSE STOCK SPLIT PROPOSAL ON THE COMPANY'S SHAREHOLDERS

         1. Rights, Preferences and Limitations. There are no differences between the respective rights, preferences or limitations of the Existing Common Stock and the New Common Stock. If the Reverse Stock Split is approved and implemented, each shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's common stock before or after the Reverse Stock Split.

If the Reverse Stock Split is approved, the Company's Articles of Incorporation will be amended to change the authorized common stock from the currently authorized 15,000,000 shares to 30 authorized shares. The Company will then have approximately 19 shares issued and outstanding, 11 shares authorized but unissued.

No commitments, plans, understandings or agreements have been made by the Board of Directors or the officers of the Company for use of the authorized but unissued stock.

If the Board of Directors issues additional shares of New Common Stock in the future, current shareholders may suffer dilution of their present interests in the Company, to the extent such future issuances do not involve the current shareholders of the Company.

         2. Financial Effect. The Reverse Stock Split and expenses related to the transaction will not have a material effect on the Company's Balance Sheet, Income Statement or Cash Flow.

The Reverse Stock Split will require a restatement of the Company's earnings per share and book value.

The total number of fractional shares to be purchased is estimated to be approximately 4,044,277 at a cost of approximately $1,617,711. The cost of the Reverse Stock Split transaction will come from the Company's available cash Balances and from loans to be made by entities controlled by Mr. Antony Gram. The term of the loan or loans and any plans or arrangements to repay the loan or loans have not been made.

         3. Effect on Market for Shares. The Company estimates that the number of shares of New Common Stock outstanding after the Reverse Stock Split, if effected, 19 shares in the hands of two shareholders. As a result, there will be no market for the Company's shares.

         The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its then shareholders. Persons who continue as shareholders following implementation of the Reverse Stock Split proposal will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

         4. Termination of Exchange Act Registration of New Common Stock. The Reverse Stock Split proposal will affect the public registration of the New Common Stock with the SEC under the Exchange Act, as the Company intends to terminate this registration as soon as practicable after approval of the Reverse Stock Split proposal by the shareholders. The Company may terminate registration under the Exchange Act if the New Common Stock is no longer held by 300 or more shareholders of record. Termination of registration of the New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholder and to the SEC and would make certain provisions of the Exchange Act, such as proxy statement disclosure in connection with shareholder meetings and the related requirement of an annual report to shareholders, no longer applicable to the Company.

         With respect to the executive officers and directors of the Company, in the event of the intended termination of registration of the New Common Stock under the Exchange Act: (a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16 thereof. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

FEDERAL INCOME TAX CONSEQUENCES

THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

The receipt of New Common Stock solely in exchange for Existing Common Stock will not result in recognition of gain or loss to the shareholder. The adjusted tax basis of the shareholder's New Common Stock will be the same as the shareholder's adjusted tax basis in the Existing Common Stock. The holding period of New Common Stock received solely in exchange for Existing Common Stock will include the shareholder's holding in the Existing Common Stock. No gain or loss will be recognized by the Company upon the Reverse Stock Split.

Shareholders who receive cash in lieu of fractional shares of New Common Stock will be treated as receiving cash as payment in exchange for their fractional shares of New Common Stock, and they will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

APPRAISAL RIGHTS AND DISSENTER'S RIGHTS

No appraisal or dissenters' rights are available under the Act to shareholders who dissent from the Reverse Split. There may exist other rights or actions under the Act or federal or state securities laws for shareholders who are aggrieved by the Reverse Split generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE REVERSE STOCK SPLIT AND THE RELATED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

OWNERSHIP OF VOTING SECURITIES OF THE COMPANY

Based upon information furnished to the Company or contained in filings made with the Commission, the Company believes that the only persons who beneficially own more than five percent (5%) of the shares of the Common Stock of the Company are Yasawa (52.41%), Selex (20.82%) and Antony Gram, through his holdings in Selex and Yasawa (73.23%).

All of the issued and outstanding stock of Selex, Gerrit van den Veenstraat
70, Amsterdam, The Netherlands, is owned by Wilbury a majority of which is, in turn, owned by Antony Gram. Antony Gram, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, as the largest shareholder of Wilbury, holding a majority equity interest in that corporation, is treated as the beneficial owner of all of the Company's Common Stock held by Selex. In addition, Mr. Gram beneficially owns Yasawa. Since Yasawa is the direct owner of 7,098,975 shares of the Common Stock of the Company, Mr. Gram is deemed to be the beneficial owner of an aggregate of 9,919,041 shares of Common Stock of the Company (73.23%).

The following table sets forth information, as of December 5, 2001, concerning the beneficial ownership by all directors and nominees, by each of the executive officers and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer Is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

                                        Amount and Nature            Percent
                                       of Beneficial Ownership(a)   of Class
                                       --------------------------   --------

Current Directors:
            George W. Fischer..........    35,000 - Direct            *
            Antony Gram ............... 9,919,041 - Indirect        73.23%
            Rudy Gram..................   312,266 - Direct           2.31%
            Thomas B. McNeill .........       200 - Direct            *
            Christel DeWilde...........       -0-                     *

Current Executive Officers named
  in Summary Compensation Table:
            Antony Gram................ 9,919,041 - Indirect        73.23%
            Sharon J. Hummerhielm......       200 - Direct            *

All executive officers and directors
as a group, consisting of 7 persons
(including those listed above).........10,266,707                   75.80%

- -------------------
            *           Represents holdings of less than 1%.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Existing Common Stock.

                              REVOCABILITY OF PROXY

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke a proxy at any time prior to the voting thereof by (i) notifying the Secretary of the Company with a written notice thereof addressed to Sharon J. Hummerhielm, Corporate Secretary, The Deltona Corporation, 8014 S.W. 135th Street Road, Ocala, FL 34470; (ii) executing and delivering a subsequent proxy; or (iii) personally appearing at the Special Meeting and casting a contrary vote. However, no revocation shall be effective unless and until notice of such revocation has been received by the Company at or prior to the Special Meeting.


                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

A copy of the Company's Annual Report to Stockholders for fiscal 2000 and the Company's Form 10-Q for the quarter ended September 30, 2001 (File No. 002-27157) are incorporated herein by reference. Copies of these reports accompany this Proxy Statement and are available for review from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov).

                              AVAILABLE INFORMATION

The Company is subject to the information requirements of the Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 and at the regional office of the SEC located at Suite 1400,Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC's Internet Website (http://www.sec.gov).


                                   By order of the Board of Directors

                                   /s/ Sharon J. Hummerhielm
                                       Sharon J. Hummerhielm
                                       Executive Vice President and
                                       Corporate Secretary

January 14, 2002

Exhibit 1
                                     [LETTERHEAD]
                                Miller Advisory Corp
2601 Heron Lane North                                         727,573.6047
Clearwater, Florida 33762                               RMiller2601@cs.com



December 12, 2001

Board of Directors
The Deltona Corporation

999 Brickell Avenue, Suite 700
Miami, FL  33131

Members of the Board of Directors:


You have asked Miller Advisory Corp. ("Miller Advisory") to express an opinion as to whether or not the proposed Reverse Stock Split and Purchase of Fractional Shares (the "Transaction") involving The Deltona Corporation ("Deltona") and certain shareholders of Deltona ("Shareholders") is fair from a financial point of view, solely in their capacity as Shareholders.

In the preparation of this opinion, Miller Advisory has reviewed certain publicly available financial and non-financial information as well as certain financial and non-financial information not publicly available relating to Deltona in general and the Transaction in particular, all of which was supplied by Deltona. Miller Advisory has assumed this information to be accurate and does not bear any responsibility for its accuracy. Miller Advisory has not audited, nor has it been asked to audit, any of the Deltona financial information. Miller Advisory has discussed with management of Deltona current operations and future prospects of the Company. In addition, Miller Advisory has, where appropriate, considered information in published sources believed to be reliable, but of which it does not guarantee the accuracy. It has also reviewed a trading history of Deltona shares.

The opinion expressed herein is provided solely for your benefit in connection with the proposed Transaction.

Based upon and subject to, but not limited to, its review of the above, its experience, and other factors deemed relevant in its sole discretion, Miller Advisory's opinion is that as of this date the proposed Transaction is fair from a financial point of view to the Shareholders solely in their capacity as shareholders of Deltona.

Yours truly,

MILLER ADVISORY CORP.

/s/ Ronald L. Miller
Ronald L. Miller, President

                                    [LETTERHEAD]
                                Miller Advisory Corp
2601 Heron Lane North                                         727,573.6047
Clearwater, Florida 33762                               RMiller2601@cs.com


December 12, 2001

Board of Directors
The Deltona Corporation

999 Brickell Avenue, Suite 700
Miami, FL  33131

Members of the Board of Directors:

In support for the Fairness Opinion of this date regarding the proposed Reverse Stock Split and Purchase of Fractional Shares (the "Transaction") involving The Deltona Corporation ("Deltona") and certain shareholders of Deltona ("Shareholders"), Miller Advisory Corp. has interviewed the following senior management of Deltona:

         Sharon J. Hummerhelm, Executive Vice President and Corporate Secretary John R. Battle, Treasurer

and reviewed the following:

         A.       Reports filed with the Securities and Exchange Commission

                  1.       Form 10-Q for Quarter Ending March 31, 2001

                  2.       Form 10-Q for Quarter Ending June 30, 2001

                  3.       Form 10-Q for Quarter Ending September 30, 2001

                  4.       Form 10-K for year Ending December 31, 2000

                  5.       Form 10-K for year Ending December 31, 1999

                  6.       2001 Proxy Statement and Annual Meeting Notice

                  7.       2000 Proxy Statement and Annual Meeting Notice

         B. Drafts of Reports to be filed with the Securities and Exchange Commission

                  1. Preliminary Proxy Statement for the special Meeting of Shareholders

         C. Historical Charts of Deltona Corporation Stock Performance and Activity

                  1.       One year ending December 10, 2001

                  ii.      Two years ending December 10, 2001

                  iii.     Three years ending December 10, 2001

                  iv       Four years ending December 10, 2001

                  v.       Five years ending December 10, 2001

         D. Insider and Form 144 Filings - Deltona Corp. (DLTA) August 22, 2000 - August 7, 2001

         E. A list of Deltona Corp. Stock Purchases by Rudy Gram September 30, 1996 - June 6, 2001

         F.       Consolidating Trial Balance Report
                  Ten months ending October 31, 2001

         G. The Deltona Corporation Financial and Sales Reports for December 2001 - June 2001

         H. The Deltona Corporation Depreciation Expense Report - December 31, 2000

         I.       Articles appearing in newspapers, and magazines:

                  1.       St. Petersburg Times, July 25, 2001

I am available to augment or to clarify any of the above information, to answer any questions, or to generally assist the Board.

Yours truly,

MILLER ADVISORY CORP.


Ronald L. Miller, President